EXHIBIT 99.1

VASCO Reports Results for Third Quarter and First Nine Months of 2004

Revenues increase 32% over third quarter of prior year; Operating income best in the Company's history; Cash increases $2,598,000 from June 30, 2004 to $8,948,000. Financial results and guidance for full-year 2004 to be discussed on conference call today at 10:00 a.m. E.S.T.

OAKBROOK TERRACE, Ill., and BRUSSELS, Belgium, October 21, 2004 - VASCO Data Security International, Inc. (Nasdaq: VDSI) ( www.vasco.com), today reported its financial results for the third quarter and nine-months ended September 30, 2004.

Revenues for the third quarter of 2004 increased 32% to $7,400,000 from $5,599,000 in 2003 and, for the first nine months of 2004, increased 24% to $20,595,000 from $16,670,000 in 2003.

Net income available to common shareholders for the third quarter of 2004 was $1,150,000, or $0.03 per diluted share and compares to a loss of $2,500,000, or $0.08 per diluted share in 2003. Net income available to common shareholders for the first nine months of 2004, was $2,540,000, or $0.08 per diluted share compared to a loss of $1,879,000, or $0.06 per diluted share in 2003. Net income available to common shareholders in 2003 included a charge of $3,720,000 for the beneficial conversion option associated with the Series D 5% Cumulative Preferred Stock issued in the third quarter of 2003.

Financial Highlights:

o Results reflect the seventh consecutive quarter of operating profit and positive earnings before interest, taxes, depreciation and amortization ("EBITDA").

o Results reflect the third consecutive quarter-over-quarter increase in revenue.

o Gross profit was $5,156,000 or 70% of revenue for the third quarter and $14,677,000 or 71% of revenue for the first nine months of 2004. Gross profit was $3,453,000 or 62% of revenue for the third quarter and $9,943,000 or 60% of revenue for the first nine months of 2003.

o Operating expenses for the third quarter and first nine months of 2004 were $3,475,000 and $10,618,000, respectively, an increase of 2% from $3,395,000 reported for the third quarter 2003 and an increase of 16% from $9,185,000 reported for the first nine months of 2003.

o Operating income for the third quarter and first nine months of 2004 was $1,681,000 and $4,059,000, respectively, an increase of $1,623,000 from
      $58,000 reported for the third quarter of 2003 and an increase of $3,301,000 from the $758,000 reported for the first nine months of 2003. Operating income as a percentage of revenue for the third quarter and first nine months of 2004 was 22.7% and 19.7%, respectively, compared to 1.0% and 4.5% for the comparable periods in 2003.

o Net income from continuing operations for the third quarter and first nine months of 2004 was $1,201,000 and $2,737,000, respectively, and compares to a net loss of $194,000 reported for the third quarter of 2003 and a net income of $525,000 reported for the first nine months of 2003.

o Net income from total operations for the third quarter and first nine months of 2004 was $1,201,000 and $2,737,000, respectively, a decrease of 7% from $1,287,000 reported for the third quarter of 2003 and an increase of 10% from $2,490,000 reported for the first nine months of 2003, respectively. Net income from total operations in 2003 included the results of its VACMAN Enterprise business, which was sold in the third quarter of 2003.


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

o Earnings before interest, taxes, depreciation and amortization from continuing operations was $1,806,000 and $4,562,000 for the third quarter and first nine months of 2004, respectively, an increase of 464% from $320,000 reported for the third quarter of 2003 and an increase of 134% from $1,951,000 reported for the first nine months of 2003.

o Cash balances at September 30, 2004 totaled $8,948,000 compared to $6,350,000 and $4,817,000 at June 30, 2004 and December 31, 2003,
      respectively.

Operational and Other Highlights:

o VASCO wins 103 new customers in Q3 2004 (15 banks and 88 corporate customers) and 347 for the first nine months of 2004. Year-to-date new customers include 48 new banks and 299 corporate customers.

o Bendigo Bank (Australia) and ABN Amro (Singapore) to use Digipass for Retail Banking;

o     VASCO Launched Digipass Host Authentication to Tackle Phishing;

o     Network Engines and VASCO Announce Extended Distribution Agreement (USA);

o VASCO Strengthens Indirect Sales Network in Europe by Signing Leading Distributors in UK, Denmark, Switzerland, Belgium, The Netherlands, France and Italy;

o     VASCO & Protocom Development Systems Launch Digipass Pack for Microsoft
      Windows.

"Our strategies to expand the market's awareness of our products are working as evidenced by our year-over-year and quarter-over-quarter growth in revenue and the continued expansion of our customer base," said Ken Hunt, VASCO's CEO, and Chairman. "The improvement in operating margins as a percent of revenue also demonstrate the leverage we have with our operations. With the strong results of the third quarter and first nine months of 2004, we have begun to increase our investment in sales and marketing programs, including expanding our sales staff. With the added investment, we are confident that our strong growth will continue."

"The results of the third quarter reflect the strong growth of the business in markets outside of Europe and the stable revenue in Europe during the quarter," said Jan Valcke, VASCO's President and COO. "Traditionally, Q3 is our weakest quarter, due to the seasonality that slows down the Corporate Network Access market. Nevertheless, in total, the third quarter of 2004 is stronger than Q1 and Q2 of this year. This clearly proves the growing demand for our products, which is also demonstrated by the growth in our backlog. As we start the fourth quarter, we have a backlog of firm orders to be shipped in the fourth quarter of $6.8 million, which is 54% higher than the $4.4 million backlog we had, entering the fourth quarter of 2003. VASCO is quickly growing its business, and is ready for the next episode in its growth cycle."

Cliff Bown, Executive Vice President and CFO added, "Our balance sheet continues to strengthen as a result of the strong operating performance. Cash balances have increased $2,598,000 or 41% from June 30, 2004 and $4,131,000 or 86% from
December 31, 2003. Our working capital increased by 22% in the third quarter, from $7,133,000 at June 30, 2004 to $8,700,000 at September 30, 2004. Days Sales
Outstanding (DSO) in net accounts receivable decreased to approximately 43 days at September 30, 2004 from 58 days at June 30, 2004."

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 21, 2004, at 10:00 a.m. EST - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO's Results for the Third Quarter and First Nine Months of 2004.


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

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada:    +1 888 424-5801
International: +1 973 409-9258

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.


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

                     VASCO Data Security International, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)

                                                            Three months ended                   Nine months ended
                                                               September 30                        September 30
                                                       ------------------------------      ------------------------------
                                                           2004              2003              2004              2003
                                                       ------------      ------------      ------------      ------------
Net revenues                                           $      7,400      $      5,599      $     20,595      $     16,670

Cost of goods sold                                            2,244             2,146             5,918             6,727
                                                       ------------      ------------      ------------      ------------

Gross profit                                                  5,156             3,453            14,677             9,943

Operating costs:
    Sales and marketing                                       1,975             1,713             6,218             4,921
    Research and development                                    677               613             2,048             1,732
    General and administrative                                  855             1,037             2,384             2,492
    Restructuring costs                                         (32)               --               (32)               --
    Non-cash compensation                                         0                32                 0                40
                                                       ------------      ------------      ------------      ------------
        Total operating costs                                 3,475             3,395            10,618             9,185
                                                       ------------      ------------      ------------      ------------

Operating income                                              1,681                58             4,059               758

Interest income (expense), net                                   34               (22)               88              (120)
Other income (expense), net                                     (45)               (5)               (0)              376
                                                       ------------      ------------      ------------      ------------

Income before income taxes                                    1,670                31             4,147             1,014
Provision for income taxes                                      469               225             1,410               489
                                                       ------------      ------------      ------------      ------------

Net income (loss) from continuing operations           $      1,201      $       (194)     $      2,737      $        525

Income from discontinued operations                              --             1,481                --             1,965
                                                       ------------      ------------      ------------      ------------

Net income                                                    1,201             1,287             2,737             2,490

Preferred stock accretion and dividends                         (51)           (3,787)             (197)           (4,369)
                                                       ------------      ------------      ------------      ------------

Net income (loss) available to common shareholders     $      1,150      $     (2,500)     $      2,540      $     (1,879)
                                                       ============      ============      ============      ============

Basic net income (loss) per common share:
    Income (loss) from continuing operations           $       0.04      $      (0.13)     $       0.08      $      (0.13)
    Income from discontinued operations                          --              0.05                --              0.07
                                                       ------------      ------------      ------------      ------------
        Net income (loss)                              $       0.04      $      (0.08)     $       0.08      $      (0.06)
                                                       ============      ============      ============      ============

Diluted net income (loss) per common share:
    Income (loss) from continuing operations           $       0.03      $      (0.13)     $       0.08      $      (0.13)
    Income from discontinued operations                          --              0.05                --              0.07
                                                       ------------      ------------      ------------      ------------
        Net income (loss)                              $       0.03      $      (0.08)     $       0.08      $      (0.06)
                                                       ============      ============      ============      ============

Weighted average common shares outstanding:
    Basic                                                32,578,124        30,391,827        31,897,037        29,211,293
                                                       ============      ============      ============      ============

    Diluted                                              35,171,801        31,222,297        35,216,524        29,210,033
                                                       ============      ============      ============      ============


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

                     VASCO Data Security International, Inc.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)

                                                                 September 30,  December 31,
                                                                     2004          2003
                                                                   --------      --------
ASSETS
Current assets:
   Cash                                                            $  8,948      $  4,817
   Accounts receivable, net of allowance for doubtful accounts        3,534         2,523
   Inventories, net                                                   1,180         1,075
   Prepaid expenses                                                     668           476
   Deferred income taxes                                                 70            70
   Foreign sales tax receivable                                         403           362
   Other current assets                                                 368           335
                                                                   --------      --------
         Total current assets                                        15,171         9,658

Property and equipment, net                                             743           882

Intangible assets, net                                                1,134         1,378
Goodwill                                                                250           250
Note receivable and investment in SSI                                   879         1,132
Other assets                                                             77            83
                                                                   --------      --------



Total assets                                                       $ 18,254      $ 13,383
                                                                   ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                $  2,124      $  1,698
   Deferred revenue                                                     549           386
   Accrued wages and payroll taxes                                    1,428         1,515
   Income taxes payable                                               1,246          (197)
   Other accrued expenses                                             1,139         1,038
                                                                   --------      --------
         Total current liabilities                                    6,486         4,440
                                                                   --------      --------

Long-term deferred warranty                                             103            --

Stockholders' equity:
   Series D Convertible Preferred Stock                               2,806         5,786
   Common stock                                                          33            30
   Additional paid-in capital                                        50,360        47,167
   Accumulated deficit                                              (41,153)      (43,693)
   Accumulated other comprehensive loss -
       cumulative translation adjustment                               (381)         (347)
                                                                   --------      --------

Total stockholders' equity                                           11,665         8,943
                                                                   --------      --------

Total liabilities and stockholders' equity                         $ 18,254      $ 13,383
                                                                   ========      ========


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

Reconciliation of EBITDA from continuing operations to net income from continuing operations (in thousands):

                                                          Three Months Ended         Nine Months Ended
                                                             September 30,              September 30,
                                                          --------------------      ---------------------
                                                           2004         2003         2004         2003
                                                          -------      -------      -------      -------
                                                              (Unaudited)               (Unaudited)
         EBITDA from continuing operations                $ 1,806      $   320      $ 4,562      $ 1,951

         Interest expense (income), net                       (34)          22          (88)         120
         Provision for income taxes                           469          225        1,410          489
         Depreciaton and amortization                         170          267          503          817

                                                          -------      -------      -------      -------
         Net income (loss) from continuing operations     $ 1,201      $  (194)     $ 2,737      $   525
                                                          =======      =======      =======      =======

About VASCO: VASCO designs, develops, markets and supports patented "Identity Authentication" products for e-business and e-commerce. VASCO's Identity Authentication software is delivered via its Digipass security products, small "calculator" hardware devices carried by an end user, or in a software format on mobile phones, other portable devices, and PCs. For user access control, VASCO's VACMAN products guarantee that only designated Digipass users get access to the application. VASCO's target markets are the applications and their several hundred million users that utilize fixed passwords as security. VASCO's time-based system generates a "one-time" password that changes with every use, and is virtually impossible to hack, or break. With over 12 million Digipass products sold and delivered, VASCO has established itself as a world-leader for strong Identity Authentication with over 300 international financial institutions and over 1,400 blue-chip corporations and governments located in more than 80 countries.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

                          For more information contact:

Jochem Binst, +32 2 456 9810, jbinst@vasco.com


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